SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 28, 1999


                                   AGWAY INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


Delaware                           2-22791                           15-0277720
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(State or other                 (Commission                       (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

333 Butternut Drive, DeWitt, New York                                     13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6436









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Item 5.  Other Events

On June 28, 1999, it was disclosed to the Company that records had been falsified during the fiscal year ended June 1999 to conceal losses from unauthorized speculative activity in the Agricultural Group's grain marketing business. An  investigation  of  these  matters  is  currently  being  conducted utilizing internal financial staff, the Company's external audit firm, and legal counsel. Actions have been taken by the Company to limit the loss
from   this  unauthorized activity.  In  addition,  individuals  identified  as involved in the unauthorized speculative activity have been terminated from employment. The preliminary unaudited results of that investigation indicate the total loss to the Company associated with the unauthorized activity is less than $10 million. While the investigation is ongoing, the Company, at present, still expects to report positive earnings before income taxes for the year. However, it may be necessary to restate financial results for the first three quarters of the fiscal year ended June 1999. The financial results of this activity will be more fully disclosed in the Company's 1999 Form 10-K filing.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        AGWAY INC.
                                        (Registrant)







Date         July 8, 1999                By       /s/ PETER J. O'NEILL
         ---------------------              ----------------------------------
                                                   Peter J. O'Neill
                                                 Senior Vice President
                                                   Finance & Control
                                            (Principal Financial Officer and
                                                Chief Accounting Officer)




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